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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)                 March 19, 2001
                                                  --------------

                                     1-13859
                                     -------
                             Commission File Number

                         AMERICAN GREETINGS CORPORATION
                         ------------------------------
               (Exact name of registrant as specified in Charter)

                Ohio                                   34-0065325
                ----                                   -----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


One American Road, Cleveland, Ohio                                       44144
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(Address of principal executive Offices)                             (Zip Code)


                                 (216) 252-7300
                                 --------------
               Registrant's telephone number, including area code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 19, 2001, American Pie Acquisition Corp. ("Purchaser") acquired all of the outstanding shares of common stock of Egreetings Network, Inc. ("Egreetings Network") for a cash price of $0.85 per share. Purchaser is a wholly-owned subsidiary of AmericanGreetings.com, Inc. ("AmericanGreetings.com"). AmericanGreetings.com is a subsidiary of American Greetings Corporation (the "Corporation"). The shares were purchased pursuant to a tender offer to acquire the common stock of Egreetings Network, which expired on March 19, 2001. Upon expiration of the tender offer, 31,747,524 shares, representing approximately 94.89% of the common stock then outstanding, were validly tendered and not withdrawn, all of which were accepted for payment.

Included in the 31,747,524 shares were 6,773,221 shares owned by Gibson Greetings, Inc. ("Gibson"), a wholly-owned subsidiary of the Corporation.

In accordance with the terms of the merger agreement by and between Purchaser, AmericanGreetings.com and Egreetings Network (the "Merger Agreement"), Purchaser merged with and into Egreetings Network (the "Surviving Corporation"). In connection with the merger, each share of Egreetings Network common stock not tendered was converted into the right to receive $0.85 per share in cash, without interest. The total purchase price for Egreetings Network was approximately $28.4 million, which includes amounts to be paid in respect of outstanding stock options, and also includes approximately $5.8 million for the shares tendered by Gibson, for a net purchase price to the Corporation of approximately $22.6 million.

The Corporation initially funded the transaction from available cash and subsequently recovered that funding with the cash acquired in the acquisition.

Egreetings Network is a rich media services company that operates an online card and entertainment Web site. Its business offerings included a content-leveraged Application Service Provider ("ASP") platform and multi-media communications tools for customer acquisition, retention and revenue generation. Egreetings Network's website, www.egreetings.com, offers thousands of online cards for all occasions and sentiments featuring rich graphics, animations




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and music that can be personalized to make messages memorable and unique.
E-greetings is a registered trademark and Egreetings is a trademark of Egreetings Network.

AmericanGreetings.com presently intends to operate Egreetings Network as a subsidiary under the name Egreetings Network. However, AmericanGreetings.com will conduct a further review of Egreetings Network and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel. After such review, AmericanGreetings.com will determine what changes, if any, would be desirable in light of the circumstances which then exist.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a).     Financial Statements of Business Acquired.

         The financial statements of Egreetings Network, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty days after the date on which this Current Report on Form 8-K is required to be filed.

(b)      Pro Forma Financial Information.

         The Pro Forma financial statements of American Greetings Corporation required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty days after the date on which this Current Report on Form 8-K is required to be filed.

(c)      Exhibits.

2.1 Agreement and Plan of Merger, dated as of February 5, 2001, by and among Egreetings Network, Inc., AmericanGreetings.com, Inc. and American Pie Acquisition Corp. (incorporated herein by reference to
         Exhibit 99.1 of Egreetings Network, Inc.'s Form 8-K received by the Commission on February 7, 2001, File Number 000-28479).


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AMERICAN GREETINGS CORPORATION

                                            By:     /s/   Jon Groetzinger, Jr.
                                                    --------------------------
                                                    Jon Groetzinger, Jr.
                                                    Senior Vice President
                                                    General Counsel & Secretary

April 3, 2001



                                  EXHIBIT INDEX


Exhibit
No.
---
2.1 Agreement and Plan of Merger, dated as of February 5, 2001, by and among Egreetings Network, Inc., AmericanGreetings.com, Inc. and American Pie Acquisition Corp. (incorporated herein by reference to
         Exhibit 99.1 of Egreetings Network, Inc.'s Form 8-K received by the Commission on February 7, 2001, File Number 000-28479).